Exhibit 10.3

TECHNICAL AMENDMENT

TECHNICAL AMENDMENT (this “Amendment”), dated as of May 17, 2019, to the First Lien Credit Agreement dated as of March 5, 2019 (the “Credit Agreement”, terms not otherwise defined in this Amendment shall have the meanings assigned to such terms in the Credit Agreement), among PHOENIX INTERMEDIATE HOLDINGS INC. (“Holdings”), PHOENIX GUARANTOR INC. (the “Borrower”), the lending institutions from time to time parties hereto (each a “Lender” and, collectively, together with the Swingline Lender and the Letter of Credit Issuers, the “Lenders”) and MORGAN STANLEY SENIOR FUNDING, INC., as the Administrative Agent and the Collateral Agent (in such capacities, the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, Section 13.1 of the Credit Agreement permits the Credit Agreement to be modified from time to time by the Borrower and the Administrative Agent to (x) cure any ambiguity, omission, mistake, defect or inconsistency (as reasonably determined by the Administrative Agent and the Borrower) or (y) effect administrative changes of a technical or immaterial nature (including to effect changes to the terms and conditions applicable solely to the Swingline Lender or Letter of Credit Issuer in respect of issuances of Swingline Loans or Letters of Credit, respectively) and such amendment shall be deemed approved by the Lenders if the Lenders shall have received at least five Business Days’ prior written notice of such change and the Administrative Agent shall not have received, within five Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment.

NOW THEREFORE, in consideration of the premises and mutual covenants contained herein, the undersigned hereby agree as follows:

I. Modification to the Credit Agreement. Section 1.1 of the Credit Agreement is hereby modified by deleting clause (xvii) of the defined term for “Consolidated Net Income”.

II. Effectiveness of Amendment. This Amendment shall become effective as of the date upon which the following conditions are satisfied, (i) receipt by the Administrative Agent of a duly executed counterpart to this Amendment from the Borrower, (ii) execution by the Administrative Agent of this Amendment (it being understood that the Administrative Agent shall only execute this Amendment if the Lenders shall have received at least five Business Days’ prior written notice thereof and the Administrative Agent shall not have received, within five Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to this Amendment) and (iii) the Administrative Agent shall have received all fees and other amounts due and payable hereunder or under the Credit Agreement in connection with this Amendment, including, to the extent invoiced prior to the date hereof, reimbursement or payment of all reasonable and documented out-of-pocket expenses (including the reasonable fees, charges and disbursements of Cahill Gordon & Reindel LLP, counsel to the Administrative Agent).

III. Governing Law. This Amendment and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

IV. Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. This Amendment may be delivered by facsimile transmission of the relevant signature pages hereof.

[signature pages follow]

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first above written.

PHOENIX GUARANTOR INC.

By:	/s/ Steven S. Reed
	Name:	Steven S. Reed
	Title:	Secretary

MORGAN STANLEY SENIOR FUNDING, INC., as Administrative Agent

By:	/s/ Lisa Hanson
	Name:	Lisa Hanson
	Title:	Vice President